Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-83251, 333-136071, and 33-57117 on Form S-8 of Valmont Industries, Inc. of our report dated June 28, 2022, relating to the financial statements and supplemental schedule of Valmont Employee Retirement Savings Plan, appearing in this Annual Report on Form 11-K of Valmont Employee Retirement Savings Plan for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
June 28, 2022